Exhibit 10.1

GENERAL RELEASE AND SEVERANCE AGREEMENT

This General Release and Severance Agreement (the “Agreement”), dated as of January 11, 2022, is made and entered into by and between Curtis Smith (“Employee”) and AYRO, Inc. (formerly Austin EV, Inc.) (the “Company”).

For good and valuable consideration, receipt of which is hereby acknowledged, in order to effect a mutually satisfactory and amicable separation of employment from the Company and to resolve and settle finally, fully, and completely all matters and disputes that now or may exist between them, as set forth below, Employee and the Company agree as follows:

1. Separation from Employment. Effective January 14, 2022 (the “Separation Date”), Employee’s employment with the Company shall cease as a result of his voluntary resignation, and he shall, as of the Separation Date, relinquish all positions, offices, and authority with the Company and any affiliates. Employee acknowledges and agrees that, except as described hereunder, and except as to compensation otherwise due and owing to Employee per the Company’s normal payroll processes through January 15, 2022. Employee has no rights to any other wages and other compensation or remuneration of any kind due or owed from the Company, including, but not limited, to all wages, commissions, reimbursements, bonuses (including, without limitation for calendar years 2021 or 2022), advances, vacation pay, severance pay, vested or unvested equity or stock options, awards, retention, and any other incentive-based compensation or benefits to which Employee was or may become entitled or eligible. The treatment of any outstanding equity awards shall be determined in accordance with the terms of the Company’s 2017 Long Term Incentive Plan and the applicable award agreement

2. Employment Agreement. The employment agreement between Employee and the Company, effective March 8, 2018, along with any amendments thereto, including, without limitation, that certain First Amendment to Employment Agreement, dated May 28, 2020 (the “Employment Agreement”), shall terminate forever, and no party shall have any further obligation or liability thereunder, except that Employee acknowledges and agrees that Section 5 (Cooperation), Section 6 (Confidential Information), Section 11 (Waiver of Jury Trial), Section 12 (Proprietary Rights), Section 18 (Severability), Section 22 (Section 409A), and Section 24 (Successors and Assigns) of the Employment Agreement, shall remain in full force and effect in accordance with their terms through and following the Separation Date. For the avoidance of doubt, the parties agree that, as further consideration for the promises herein, the Company agrees that as of the Separation Date, it will waive its rights and not seek to enforce the restrictive covenants contained in Sections 7.2 (Non-Competition), Section 7.3 (Non-Solicitation of Employees) or 7.4 (Non-Solicitation of Customers) of the Employment Agreement.

3. Characterization of Resignation. The Company agrees that any public disclosure, including but not limited to any filings required by Security and Exchange Commission rules or regulations, of Employee’s resignation from the Company shall be reviewed, authorized and approved by Employee prior to any such disclosure.

4. Consideration. In consideration of this Agreement, the release herein, and his compliance with his obligations hereunder, as well as the surviving provisions of the Employment Agreement as set forth in Sections 2 and 3 above, the Company will provide Employee with a payment in the amount of $237,500, less all applicable payroll deductions and tax withholdings, payable in a lump sum within eight (8) days of the Effective Date as defined below.

5. Transition Services. From the date hereof through the Separation Date, Employee shall not report to the Company’s premises and shall only perform such services as the Company may request, including, without limitation, those relating to the transition of Employee’s positions, offices, authority, duties, or responsibilities with the Company. Employee also agrees to assist with the execution of all documents and all other instruments which the Company shall deem necessary to accomplish any such transition.

6. Release of Claims. For and in consideration of the right to receive the consideration described in Section 4 of this Agreement, Employee fully and irrevocably releases and discharges the Company, including all of its affiliates, parent companies, subsidiary companies, employees, owners, directors, officers, principals, agents, insurers, and attorneys (collectively, the “Releasees”) from any and all actions, causes of action, suits, debts, sums of money, attorneys’ fees, costs, accounts, covenants, controversies, agreements, promises, damages, claims, grievances, arbitrations, and demands whatsoever, known or unknown, at law or in equity, by contract (express or implied), in tort, or pursuant to statute, or otherwise (collectively, “Claims”) arising or existing on, or at any time prior to, the date this Agreement is signed by Employee. Such released Claims include, without limitation, Claims relating to or arising out of: (a) Employee’s hiring, compensation, benefits and employment with the Company, (b) Employee’s separation from employment with the Company, and (c) all Claims known or unknown or which could or have been asserted by Employee against the Company, at law or in equity, or sounding in contract (express or implied) or tort, including claims arising under any federal, state, or local laws of any jurisdiction that prohibit age, sex, race, national origin, color, disability, religion, veteran, military status, pregnancy, sexual orientation, or any other form of discrimination, harassment, or retaliation, including, without limitation, age discrimination claims under the Age Discrimination in Employment Act; the Americans with Disabilities Act; claims under Title VII of the Civil Rights Act of 1964; the Rehabilitation Act; the Equal Pay Act; the Family and Medical Leave Act, 42 U.S.C. §1981; the Civil Rights Act of 1991; the Civil Rights Act of 1866 and/or 1871; the Sarbanes Oxley Act; the Employee Polygraph Protection Act; the Uniform Services and Employment and Re-Employment Rights Act; the Worker Adjustment Retraining Notification Act; the National Labor Relations Act and the Labor Management Relations Act; the Texas Labor Code, the Texas Commission on Human Rights Act, the Texas Payday Law, and any other similar or equivalent state laws; and any other federal, state, local, municipal or common law whistleblower protection claim, discrimination or anti-retaliation statute or ordinance; claims arising under the Employee Retirement Income Security Act; claims arising under the Fair Labor Standards Act; or any other statutory, contractual or common law claims.

Likewise, as further inducement to Employee to execute this Agreement, the Company agrees that it releases, waives, and forever discharges Employee from any and all actions, demands, obligations, agreements, or proceedings of any kind, whether known or unknown, at this time, arising out of, or connected with, Employee’s employment with, separation from, and/or termination of employment from the Company, or otherwise, including, but not limited to all matters in law, in equity, in contract, or in tort, or pursuant to statute, including damages, attorney’s fees, costs and expenses.

7. No Legal Actions. The parties represent that neither has filed or caused to be filed any lawsuit, complaint, or charge against any released party herein in any court, any municipal, state, federal, or international agency, governmental or law enforcement agency or entity, or any other tribunal. To the fullest extent permitted by law, the parties agree that it or he will not sue or file a complaint in any municipal, state, federal, or international court, or file or pursue a demand for arbitration, pursuing any claims released under this Agreement, or assist or otherwise participate in any such proceeding. The parties represent and warrant further that it and he have not assigned or conveyed to any other person or entity any of its or his rights, including any of the claims released in this Agreement. The parties further expressly waive any claim to any monetary or other damages or any other form of recovery in connection with any proceeding made by either in violation of this Agreement.

8. No Interference. Nothing in this Agreement is intended to interfere with Employee’s right to report possible violations of federal, state or local law or regulation to any governmental or law enforcement agency or entity (including, without limitation, the Securities and Exchange Commission), or to make other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. Employee further acknowledges that nothing in this Agreement is intended to interfere with Employee’s right to file a claim or charge with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission (the “EEOC”), any state human rights commission, or any other government agency or entity. However, by executing this Agreement, Employee hereby waives the right to recover any damages or benefits in any proceeding Employee may bring before the EEOC, any state human rights commission, or any other government agency or in any proceeding brought by the EEOC, any state human rights commission, or any other government agency on Employee’s behalf with respect to any claim released in this Agreement; provided, however, for purposes of clarity, Employee does not waive any right to any whistleblower award pursuant to Section 21F of the Securities Exchange Act of 1934 or any other similar provision.

9. Review and Consultation. Employee acknowledges that: (a) this Agreement is written in terms and sets forth conditions in a manner which he understands; (b) he has carefully read and understands all of the terms and conditions of this Agreement; (c) he agrees with the terms and conditions of this Agreement; and (d) he enters into this Agreement knowingly and voluntarily. Employee acknowledges that he does not waive rights or claims that may arise after the date this Agreement is executed, that he has been given twenty-one (21) days from receipt of this Agreement in which to consider whether he wanted to sign it, that any modifications, material or otherwise made to this Agreement do not restart or affect in any manner the original twenty-one (21) day consideration period, and that the Company advises Employee to consult with an attorney before he signs this Agreement. The Company agrees, and Employee represents that he understands, that he may revoke his acceptance of this Agreement at any time for seven (7) days following his execution of the Agreement and must provide notice of such revocation by giving written notice to the Company. If not revoked by written notice received on or before the eighth (8th) day following the date of his execution of the Agreement, this Agreement shall be deemed to have become enforceable and on such eighth (8th) day (the “Effective Date”).

10. Indemnification. Employee shall be entitled to indemnification rights equivalent to those indemnification rights provided to the Company’s employees, executives and/or officers for any actions engaged in by Employee in the course and scope of his employment as an employee, executive, officer or consultant of the Company during his employment. Further, if Employee is named a party defendant in a lawsuit involving actions performed by Employee as an employee, executive, officer or consultant of the Company or its subsidiaries and affiliates or involving actions of the Company while serving as an officer, by virtue of his employment with the Company, Employee shall continue to have the same rights of indemnification from the Company with respect to such actions performed by him as an employee, executive, officer or consultant of the Company or its subsidiaries and affiliates, as the rights of indemnification of employees, officers and directors of the Company he had during his employment with the Company. The Company shall continue to cover Employee as an insured under its D&O Insurance policy(ies), and any subsequent “tail insurance” procured, to the same extent and for the same coverage period as it covers its current directors and officers.

11. No Further Services. Employee agrees that he will not seek, apply for, accept, or otherwise pursue employment, engagement, or arrangement to provide further services with or for the Company, as an employee, independent contractor or otherwise, except as provided herein.

12. Mutual Non-Disparagement. Employee will not make any comments to the employees, vendors, customers, suppliers of the Company or to the press or to others with the intent to impugn, castigate or otherwise damage the reputation of the Releasees. The present officers, directors, and members of the Company will not make any comments to the employees, prospective employers, vendors, customers, suppliers of the Company or to the press or to others with the intent to impugn, castigate or otherwise damage the reputation of Employee.

13. Confidentiality of Agreement. Employee agrees that he will keep both the fact of this Agreement and the terms of this Agreement confidential, and will not disclose the fact of this Agreement or the terms of this Agreement to anyone other than Employee’s spouse/registered domestic partner, attorney or accountant/tax advisor, unless otherwise required to under applicable law or regulation after providing reasonable notice in writing to the Company and a reasonable opportunity to challenge any such disclosure. Notwithstanding the above, Employee may discuss and disclose the substance and terms of this Agreement with Brian Groh and Richard Perley who are represented by the same counsel in connection with this Agreement.

14. Governing Law/Venue. The parties agree that the Agreement shall be governed by and construed under the laws of the State of Texas. In the event of any dispute regarding this Agreement or Employee’s employment, the parties hereby irrevocably agree to submit to the federal and state courts situated in Texas, and Employee agrees that he shall not challenge personal or subject matter jurisdiction in such courts. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH, OR RELATED OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, OR IN EQUITY, OR OTHERWISE.

15. Voluntary. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto. The parties acknowledge that they have had ample opportunity to have this Agreement reviewed by the counsel of their choice.

16. Acknowledgment. Employee acknowledges and agrees that the consideration provided herein is consideration to which Employee is not otherwise entitled except pursuant to the terms of this Agreement and are being provided in exchange for Employee’s compliance with his obligations set forth hereunder.

17. No Admission of Liability. This Agreement shall not in any way be construed as an admission by the Company or Employee of any acts of wrongdoing or violation of any statute, law or legal right.

18. No Third-Party Beneficiaries. Except as expressly provided to the contrary in this Agreement, no third party is intended to be, and no third party shall be deemed to be, a beneficiary of any provision of this Agreement. Employee agrees that all Releasees shall be express third-party beneficiaries of this Agreement (and the release of Claims contained herein) and shall be permitted to enforce the terms of this Agreement as if they were parties hereto.

19. Sole Agreement and Severability. Except as set forth herein, this Agreement is the sole, entire and complete agreement of the parties relating in any way to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect to such subject matter. No statements, promises or representations have been made by any party to any other party, or relied upon, and no consideration has been offered, promised, expected or held out other than as expressly set forth herein, provided only that the release of claims in any prior agreement or release shall remain in full force and effect. The covenants contained in this Agreement are intended by the parties hereto as separate and divisible provisions, and in the event that any or all of the covenants expressed herein shall be determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining parts, terms or provisions of this Agreement shall not be affected and such provisions shall remain in full force and effect.

SIGNATURE PAGE FOLLOWS

Please read carefully. This General Release and Severance Agreement includes a release of any and all claims, known or unknown, against the Company.

The Company		Employee

By:	/s/ Joshua Silverman		/s/ Curtis Smith

Title:	Chairman	Date:	13 Jan 2022

Date:	14 Jan 2022